SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Under Rule 14a-12

Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

Clinton Spotlight Master Fund, L.P.

Clinton Retail Opportunity Partnership, L.P.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

John DeMichiei

Charles R. Engles

Seth E. Gardner

Michael McMullen

Michael McNamara

Patrice E. Merrin

Brian Schweitzer

Gregory P. Taxin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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On March 27, 2013, Clinton Group, Inc. and its affiliates (collectively, "Clinton") commenced the mailing of its proxy materials, including its definitive proxy statement, to stockholders of Stillwater Mining Company ("Stillwater"). Such materials also included a letter urging stockholders to support Clinton in its proxy solicitation to, among other things, elect individuals nominated by Clinton to serve as members of the board of directors of Stillwater in opposition to Stillwater's nominees. A copy of the letter is filed herewith as Exhibit 1.

Also on March 27, 2013, Clinton posted various soliciting materials to www.TapStillwater.com (the "Website"). Copies of the materials posted to the Website are filed herewith as Exhibit 2. In addition, set forth in Exhibit 3 are excerpts from the third party sources of print media referenced on the "Press" page of the Website that either repeat, paraphrase or refer to statements made by Clinton or its nominees relating to Clinton's solicitation of proxies from stockholders of Stillwater.

Also on March 27, 2013, Clinton issued a press release announcing the availability of its definitive proxy materials and the launch of the Website. A copy of the press release is filed herewith as Exhibit 4.

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